Exhibit 99.1

Dycom Industries, Inc. (NYSE: DY) Q2 2021 Results Conference Call August 26, 2020 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Company Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Brent Thielman, Analyst, D. A. Davidson & Co.
Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Alan Mitrani, Analyst, Sylvan Lake Asset Management
Jon D. Lopez, Analyst, The Vertical Trading Group LLC

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Dycom Industries Second Quarter 2021 Results Conference Call. At this time, all participants' lines are in a listen-only mode. After the speakers' presentation, there'll be a question-and-answer session. [Operator Instructions]

I would now like to hand the conference over to your speaker today, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our second quarter fiscal 2021 results.

Going to slide 2. During this call, we will be referring to a slide presentation, which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation. Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now, I will turn the call over to Ryan Urness.

Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. The statements made during this call may be forward-looking in nature and are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods.

Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from our current projections, including those risks described in our Annual Report on Form 10-K filed March 2, 2020, and our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our second quarter results. As we review our results, please note that in our comments today and in the accompanying slides, we reference certain non-GAAP measures. We refer you to the quarterly report section of our website for a reconciliation of these non-GAAP measures to their corresponding GAAP measures.

To begin, I want to express my sincere hope that everyone listening to this call as well as their families are healthy and safe. We are living in truly unprecedented time for our country. I could not be prouder of our employees as they continue to serve our customers with real fortitude in difficult times. They have my thanks.

Now for the quarter. Revenue was $823.9 million, a decrease of 6.8%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from two of our top five customers.

Gross margins were 20.1% of revenue, reflecting strong overall performance, offset in part by the continued impacts of the complexity of a large customer program. Of note, gross margins last exceeded 20% in the October quarter of calendar 2017.

General and administrative expenses were 8.2%, and all of these factors produced adjusted EBITDA of $102.7 million or 12.5% of revenue. And adjusted diluted earnings per share of $1.18 compared to $0.86 in the year-ago quarter.

Please note that adjusted diluted earnings per share in the year-ago quarter excludes $0.23, resulting from the net effect of a contract modification for services performed in prior periods. Liquidity was strong as cash and availability under our credit facility was $474 million. This amount represents our highest level of liquidity in the last 10 quarters.

Finally, we made significant progress in reducing net leverage as notional net debt declined $94 million during the quarter to $668.9 million, a reduction of over $350 million in just the last three quarters. Given our progress in reducing debt, our board of directors has authorized an 18-month $100 million share repurchase program.

Now, going to slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1 gigabit network speeds to individual consumers and businesses, either directly or wirelessly using 5G technologies.
Several industry participants have recently stated their belief that one high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment.

We expect this view will increase the appetite for fiber deployments, and believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden our set of opportunities as we look forward to calendar 2021.

Access to high-capacity telecommunications has become increasingly crucial to society in the time of the COVID-19 pandemic, especially in rural America. Recently proposed federal legislation and the FCC Rural Digital Opportunities Fund Auction scheduled for this fall reflect the view of some that the needs of work from home, telemedicine, distance learning, and other newly essential applications require dramatically increased rural network investment.

We are providing program management; planning; engineering and design; aerial, underground and wireless construction and fulfillment services for 1 gigabit deployments. These services are being provided across the country in dozens of metropolitan areas to several customers, including customers with recently-stated aspirations to initiate broad fiber deployments, as well as customers who appear to be contemplating the resumption of broad deployments. These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks. Potential fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives.

Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants.

Near-term, macroeconomic effects and uncertainty may influence some customer plans, particularly those whose capital expenditures have been weighted towards the first half of the calendar year. Customers continue to be focused on the possible macroeconomic effects of the pandemic on their business, with particular focus on small- and medium-business dislocations, and overall consumer confidence and creditworthiness.

We see some uncertainty in the overall municipal environment as authorities continue to manage the general effects of the pandemic on permitting and inspection processes, increasing levels of overall activity as states and municipalities reopen, and the impacts of business limitations due to COVID-19 flare-ups.

Overall, we remain confident that our scale and our financial strength position us well to deliver valuable service to our customers.

Moving to slide 6. Despite the effects of the COVID-19 pandemic on the overall economy, we performed well. During the quarter, we experienced increased demand from two of our top five customers, organic revenue decreased 6.8%. Our top five customers combined produced 76.6% of revenue, decreasing 9.2% organically, while all other customers increased 2% organically.

Verizon was our largest customer at 19.8% of total revenue or $163 million. Revenue from CenturyLink was $158.4 million or 19.2% of revenue. CenturyLink was Dycom's second largest customer, and grew 14.2% organically. AT&T was our third largest customer at 16.3% of revenue or $134.6 million. Comcast was our fourth largest customer at $131.4 million or 15.9% of revenue. And finally, revenue from Windstream was $43.4 million or 5.3% of revenue. Windstream was our fifth largest customer, and grew 25.2% organically.

Of note, this is the sixth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. We have continued to extend our geographic reach and expand our program management network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business. A trend which we believe will parallel our deployment of 1 gigabit wireline direct and wireless/wireline converged networks, as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now, going to slide 7. Backlog at the end of the second quarter was $6.441 billion versus $6.442 billion at the end of the April 2020 quarter, essentially in line. Of this backlog, approximately $2.455 billion is expected to be completed in the next 12 months. Backlog activity during the second quarter reflects solid performance, as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For AT&T, we were awarded a wireless construction services agreement covering Texas, Louisiana, Kentucky, Tennessee, North Carolina, South Carolina, Alabama, Georgia and Florida. And a construction and maintenance services agreement in Mississippi. From Charter, construction and maintenance services agreements in California, Missouri and Alabama. For Comcast, fulfilment services agreements in Washington, Michigan, Illinois, Pennsylvania and New Jersey. And from Verizon, an engineering and construction services agreement in New York and Pennsylvania. Headcount decreased during the quarter to 14,054.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q2 were $823.9 million, reflecting stable demand despite a challenging economic backdrop. Organic revenue declined 6.8%, and we had solid growth from two of our top five customers.

Adjusted EBITDA was $102.7 million or 12.5% of revenue, reflecting a solid operating performance that resulted in a 223-basis-point improvement over Q2 2020.

Gross margins were at 20.1% in Q2, and were 200 basis points better than the high end of our expectations due to several factors.

First, we had broad-based improvement across the services performed for several of our top customers, offset in part by the continued impacts of the complexity of a large customer program. Next, our operating leverage continued to improve as a result of the headcount reductions we initiated at the onset of the pandemic. And lastly, there were fewer-than-expected disruptions on our business from COVID-19 during the quarter. G&A expense increased 81 basis points, reflecting higher performance-based compensation, offset in part by lower payroll and other costs as head count declined compared to Q2 2020. Our non-GAAP adjusted income per share in Q2 was $1.18 per share.

Now, going to slide 9. Our balance sheet and financial position remain solid. Since Q3 of last year, we have reduced notional net debt by $357 million. Included in this decline was a $94 million reduction in Q2 from solid free cash flow and from purchasing $234.7 million principal amount of convertible senior notes at a discount for $224.4 million.

We ended the quarter with $22.5 million of cash and equivalents, $200 million of revolver borrowings, $433.1 million of term loans and $58.3 million principal amount of convertible senior notes outstanding. As of Q2, our liquidity was strong at $474 million. Cash flows from operations were robust at $82.3 million, bringing our year-to-date operating cash flow to $167.5 million. The combined DSOs of accounts receivable and net contract assets was at 126 days in Q2, which was sequentially in line with 125 days in Q1, but still elevated for the impacts of a large customer program. We expect to continue to make progress on invoicing and collections to improve this metric.

Capital expenditures were $2.5 million during Q2 net of disposal proceeds, and gross CapEx was $6 million. For the full year fiscal 2021, we expect CapEx net of disposals to remain in line with our prior outlook of $60 million to $70 million. In summary, we continue to maintain a strong balance sheet and strong liquidity.

Going to slide 10. The company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of our business. Based on current conditions, the company anticipates contract revenues and margins to range from in line to modestly lower on a sequential basis for Q3 2021 as compared to Q2 2021.

The company believes the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and may be outside of its control.

Now, I will turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 11. Within a challenged economy, we experienced solid end-market activity and capitalized on our significant strengths. First and foremost, we maintained strong customer presence throughout our markets. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Fiber deployments enabling new wireless technologies are underway in many regions of the country. Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high-speed connections. Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process.

Fiber-deep deployments to expand capacity as well as new build opportunities are underway. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream. Customers are consolidating supply chains, creating opportunities for market share growth, and increasing the long-term value of our maintenance and operations business.

In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction, and maintenance services for wired and converged wireless/wireline networks.

As our nation and industry continue to contend with the COVID-19 pandemic, we remain encouraged that our major customers are committed to multi-year capital spending initiatives.

We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team as we navigate challenging times.

Now, operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] And our first question comes from Adam Thalhimer with Thompson Davis. Your line is open.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey. Good morning, guys. Great quarter.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, Steve, the biggest question I'm getting this morning is with COVID and work from home. Why isn't there just a little bit more revenue lift near term?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I think, Adam, what we saw in the quarter was there are some of the customers that spent heavily in the front half of the year, and they're prudently managing their budgets. We're encouraged, really, looking at what we see going into next year.

We talked about, really, two sets of customers – subsets of customers. Those that are contemplating or aspiring to broad fiber deployments, and others that are contemplating resumption of broad programs. So, we just think that it – it's – it reflects the overall environment that the economy is in at the moment.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. So, maybe you can just elaborate then on the 2021, because you're hinting at revenue growth coming back in 2021.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. And – I mean, it – we're not providing guidance for 2021. But I think we are – if you look at the public commentary across earnings calls and conferences, I think folks are focused on the fact that high-speed connections are important to the economy, probably never more important. And customers are reflecting that. I mean, we have record broadband adds in the cable industry.

AT&T said that they moved 750,000 subscribers to 1-gig connections during the quarter. So, clearly, that – those kind of developments, as well as a growing consensus that one fiber supporting many use cases and then – and enabling multiple revenue streams is the way people are thinking about the business. And I think that just means more investment in fiber going forward.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then, just lastly, great to see gross margins back to 20%. What's your thoughts on sustainability of that?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, as we've talked about it before, we've had – and mentioned in the comments, we've had the effect of this large complex customer program. And I think if we – as we've said before, if you pull that out, we've been in line with long-term historical averages. I would say, this quarter we were probably a little bit better. And so, I think we're encouraged around margin performance.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Good. I'll turn it over. Thanks, Steve.

Operator

Thank you. And we have another question from Brent Thielman with D.A. Davidson. Your line is open.

Brent Thielman, Analyst, D.A. Davidson & Co.

Hey, thanks. Good morning. Great quarter as well.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey. Good morning, Brent.

Brent Thielman, Analyst, D.A. Davidson & Co.

Hey, Steve, maybe following on Adam's question. I mean, one month into this quarter, have you seen the business performing consistent to that flat-to-modestly-down revenue outlook? I know, typically, you tend to see some sequential growth into the October quarter, but maybe the outlook is more just concerns that more markets are going to shut down.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, look, we're taking a reasonably cautious approach based on the fact that you can have flare-ups in the COVID, and that can cause impacts near term in the economy. I think it also goes back to what we've said in our comments earlier, we have a couple customers that had strong first halves, which implies a little bit slower in the second half.

I think we're encouraged that when you look at – coming out of the second half of this year into next year, that we have people talking about large programs, who are – who currently don't have them underway. So, I think we're encouraged despite kind of the near-term moderation.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. And then, notwithstanding some of the customer slowdown that you had this quarter, I mean, the bookings are pretty strong. I appreciate the award detail. I'm just wondering if there's any color around anything particularly notable in those wins. Or do you feel like the booking strength this quarter was fairly broad-based across your customer group?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I think it was a solid quarter on backlog. I think we're working on some other opportunities in this quarter and going into the final quarter of the year. In fact, Brent, we got notification of award this morning on a contract that will be, call it, 150 new employees over the next three months and about $5 million in CapEx. So, I think we're encouraged that customers are open for business, and there are good opportunities for us to grow backlog.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. Great. Great to see that the cash flow coming in as well. The DSOs, I guess, still below where you ended last year. Do you still think those can come down as we work through the rest of the fiscal year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So, if you look at the business, ex the large program, the – those DSOs were in line with last quarter and historically. So, we really see no change in customer payment behavior. And in the – in that other large customer program, they were stable quarter-to-quarter.

And so, I think, it's just kind of finance 101, when you stop consuming working capital, you're going to get better
EBITDA-to-free-cash-flow conversion. And then, as we normalize that large customer program, more cash becomes available.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. Great, guys. Thank you. The best of luck.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks.

Operator

Thank you. Our next question comes from Sean Eastman with KeyBanc Capital. Your line is open.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Hi, gentlemen. Nice work this quarter. I just wanted to start on the DSOs as well. I'm just curious. As you work through the challenged customer program from invoicing perspective, should we expect sort of a levy-breaking dynamic as you guys figure that out, and as the – those receivables come in or – will it still just be a slow trickle?
And just kind of curious around that dynamic as you work through that invoicing process.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So, Sean, so, first off, right, you got to keep them from growing which we're able to do the last couple of quarters. So, that's step one.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Yes.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

As we've talked about this program, some of the processes have evolved, that has created some of the challenges. I would say, those systems have evolved for everybody based on what I understand. And so, I think this is something that the whole industry is working on making better. And I think as time goes by, that we'll see that improve and normalize. And also, as we see the mix of work shift. So, systems are getting better. It's a big program. It's highly complex, but we're working through it. And we get money in on the program every day, just not enough.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Got it. Okay. And then, going back to Adam's question on just the sustainability of the margins. Clearly, came in way better than what you guys were guiding to on the last quarter's call, right? I just wondered if maybe you could give us a little more color on the bridge to where you set expectations to where they came in. I mean, I guess, the things I'm thinking about is, is fuel an incremental savings? Was there a big benefit from lower traffic on the roads? Was there maybe less revenue contribution from that challenged customer program? Any color on that bridge would be helpful as we think about what you guys can do from a margin perspective next year.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. Sean, this is Drew. So, for the quarter, there're really three primary factors, that I had mentioned previously, driving the better performance. The first was the cost reductions that we made in April carried through in the quarter. Secondly, there was – I would say, there was less of an impact of COVID than expected in the quarter, less disruption. And then lastly, we did somewhat better than expected with some select customers. As far as your question about fuel, the fuel had already come down by the end of last quarter. So, there really wasn't much of an incremental benefit this quarter from that. So...

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Okay. Great. So, basically, nothing sort of one-timey that's – cost that's going to come back in a more normalized operating environment is what I'm getting at. Just any high-level thoughts from that perspective.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yes. Sean, this is Steve. So, I don't think we saw any – I mean, we went through our normal process of going through our insurance accruals and all those things. There were nothing particularly abnormal in the quarter for those type of factors. We did – as we talked about on the last call, we did take some headcount out. We have a number of efficiency initiatives underway, which in some sense, were accelerated by the COVID. But we were encouraged that we were able to hold those savings through the quarter, and we don't expect to give them back as time goes on. So, yes, we hope to be better and hold on to it.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Okay. That's excellent. I'll just sneak one more in, guys. You mentioned the rural broadband opportunity in the presentation. Any perspective you could provide on how big that could be for DY? How well DY is positioned there? Maybe relative to the CAF program for some perspective would be helpful.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So, Sean, there's really two pieces that we talked about in the comments. So, the first is the Rural Digital
Opportunities Fund which is a fund administered by the FCC. There is an actual auction that will commence at the end of October to allocate those proceeds across the country. I think we are encouraged there. It's about $20 billion over eight years. The first phase is $16 billion. And there will be private capital that I believe will come into that program in addition to the FCC money.

And so, I think we see lots of interest from a number of industry participants in that program. In fact, about a month ago, Charter actually publicly announced that they would participate in the auction and aggressively look to expand their footprint into rural areas that are adjacent to their current service territories.

Comcast made similar comments, although they're not going to participate in the auction. So, when you have large customers, large industry participants that are focused on rural and accessing that money, we think that's a good thing.

I think then there's – while nothing's passed, and who knows what ultimately gets into further legislation, either with respect to infrastructure or to offset the pandemic, but there was a bill that passed The House, a couple, three months ago, that literally had $80 billion in the legislation for rural broadband. And so, I think it goes back to what we talked about on the last call that clearly the pandemic has highlighted how essential connectivity is in residential and rural America.

And I think also, it will also become increasingly important as, at least at the moment, there is this migration or somewhat of an out-migration from the cities to rural America, as people have figured out how to do their job from just about anywhere. So, I think we're encouraged by both.

With respect to the original stimulus in 2009 that we participated in, we talked about it on the last call, that was ultimately somewhere around $6.5 billion or $6.7 billion, of which we did just less than $600 million under that particular program. So, I think this is a good opportunity.

In fact, under the CARES Act, there was a small and not well utilized portion of the money that states have available to build out fiber networks or subsidize fiber networks. And we actually just started a number of projects in one Southern state funded with CARES Act money. So, we see good opportunities in rural.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Super helpful. Thanks so much for the time.

Operator

Thank you. Our next question comes from Eric Luebchow with Wells Fargo. Your line is open.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Great. Thanks for taking the question. Steve, could you maybe talk about the performance of the wireless business? What type of activity you're seeing and what percentage of revenue it is now. And whether that's coming more on kind of macro tower or small cell deployments.

And then, if there are any additional opportunities now that Sprint and T-Mobile mergers closed, and T-Mobile has made some comments about really ramping CapEx over the next five years, if that's a customer that could be a good growth opportunity for you.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. Why don't I go to Drew, and Drew will give us kind of the industry splits, and then we'll talk about wireless.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Great.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. So, for the customer split, telco was at 70.8%, cable was at 19.8%, facility locating was at 7.2%, and then electrical and other was at 2.2%.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

And so, specifically, with respect to wireless, Eric, so, we were down sequentially slightly. And we were down year-over-year, about 6%. And I think what that reflected is our primary customer made real good progress on
FirstNet. But I think it also reflects at least a moderation, as customers think about the new CBRS spectrum, which apparently the auction closed yesterday and the upcoming C-band auction.

And I think as that spectrum becomes available, that's always been good for the wireless business. And I think from a macro tower perspective, more spectrum bands equals more opportunity for us to grow. So, I think we are pretty encouraged based on what we expect to come out of the auctions.

With respect to T-Mobile, I think we've talked about this on the last call. We do some work for T-Mobile. We're not a substantial participant there. But I do think the creation of a very robust competitor to the other carriers, the other top carriers, has always meant in the past, that there were opportunities to work for those core customers that we have, as they respond competitively. So, I think we're encouraged there.

And then, I think on small cell – again, industry numbers that I've seen show somewhere around 200,000 small cells in the country, growing to 1 million over 5, 7, 10 years, whatever number period of time. There's lots of opportunity there around small cell.

And as we've talked about that before, that plays especially well to our ability to do the fiber backhaul and fronthaul, which is really the key element of small cell deployments. So, I think we have both a wireless opportunity in terms of radios and antennas and structures, as well as the backhaul and fronthaul.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Great. It's very helpful. And just one follow-up. I was curious on, the cable space, what you're seeing there. It was nice to see some sequential improvements from Comcast. And obviously, it seems like their residential broadband businesses are doing really well, even with some uncertainty on SMB. So, I'm wondering, with DOCSIS 4.0 specs coming out earlier this year, when do you think we can see kind of another ramp in commercial deployments as they move toward that new standard? Thanks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, we were also encouraged, Eric, that we had sequential growth out of Comcast. And I will tell you that there were opportunities across the cable industry, as they split nodes to add capacity. But I'll also say that they were particularly cognizant of how important they are in residential America for connectivity. And so, they were careful around things like the AP Exam

Schedule and year-end with high schools. So, I think as we look ahead, I think they continue to push more fiber deeper into the network. And I think we're encouraged that that's a growing opportunity for us through the back half of the year and into next year.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Okay. Thanks.

Operator

Thank you. We have a question from Noelle Dilts with Stifel. Your line is open.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thanks. And again, congrats on a good quarter. So, I recognize there has been a lot of questions on margin. But just to understand the dynamics in terms of your guidance, if we are looking at EBITDA margin sort of potentially flat to down next quarter, could you walk me through some of the dynamics you're thinking about from a margin perspective? I guess my key question is that you've been making a lot of progress, kind of moving from the more challenged phase 1 of the large complex customer program, into phase 2, which seems to be more profitable. I guess I would think that some of that would continue into the back half, and maybe offset some of the pressure from potentially one of the large customers being more – one or two of the large customers being more front-half loaded. So, is there anything else we should really think about just in looking at that sequential margin trend?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think, Noelle, it just reflects our view as to total revenue. So, once again, we had a couple customers, not all customers, that spent heavily in the first half of the year, and they're managing their budgets well. And so, that creates a – a little bit of negative operating leverage. As they adjust, I think -- but we also have opportunities as we get into the fourth quarter and can start working on next year's budget, that I think there are opportunities as we go through the balance of the year for that to reverse.

I think we're going to take a prudent position around the impacts of the virus on customer spending and also on our ability to get the work done. And there are other reasons to do that. For example, and as I mentioned earlier in the call, we're going to be starting a fairly sizable contracts that's new with a fair amount of hiring and that – it's not a big deal across the company, but those are the kind of things that will have benefits going forward, but take a little bit of cost in this quarter.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And then, while it seems clear that coming out of the coronavirus crisis, you're seeing broadband deployments accelerate overall, but I guess, one sub segment of the market that came up a few times in channel checks where folks were a little bit worried about the outlook was more on fiber to small to medium businesses. I know in the call, you mentioned continued confidence there. Is there any concern that you might see small to medium businesses kind of defer decisions on maybe upgrading their connections? Just curious how you're thinking about that?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I think what we said in our comments, Noelle, is that something – that those kind of dislocations or potential dislocations to small and medium business is something customers are paying attention to, and we are also. And so, I think that's just another reason to have a prudent view on the back half of this year. That being said, we're encouraged by the activity around the residential line, right? So, it's always kind of demand moves around. And right now, it's more residential than on SMB, but then again, as the economy comes out and we get a vaccine, I think that may be a potential area where growth resumes.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thank you. Appreciate it.

Operator

Thank you. Our next question comes from Alex Rygiel with B. Riley. Your line is open.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thank you. Good morning, Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Alex.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Understanding the rural broadband market opportunity, but could there be a gap between funding between sort of your activity levels of today or last quarter versus when some of these new programs start? And what kind of downside pressure could we see from that, if any?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, Alex, if we look at, what I'll call, non-traditional rural work, it was about 3% in the quarter, and it was growing last quarter sequentially, but not – it wasn't a huge ramp-up. And I think we see that steady. And we see the new funding sources being additive to that base level of activity because even now in rural America, with private capital, there's a fair amount of work that's going on right now. And in fact, as we've mentioned earlier, some of it's picking up with some of the earlier funds available under the CARES Act. So, I'm not concerned that what we have currently underway slows. I think what – the new funding, to the extent it becomes available, will only accelerate the trends that we're already seeing.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And your kind of official guidance continues to be a little limited this year, understanding COVID issues and whatnot. But your commentary is fairly upbeat about prospects for 2021. At what point do you think you might be more extensive in your guidance as we go and get closer to that 2021 opportunity?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I think, Alex, just as we said on the last call, we have mixed approaches from our customers to how they're guiding. And to the extent that they're still mixed, we don't want to get ahead of them.

I think as they go through their fourth quarter calls – or third quarter calls and into fourth quarter calls, and become clear about what they expect next year as well as we see the outcome of the CBRS auction, we see the outcome of a number of other potential stimulus bill or infrastructure bill, I think as they get more comfortable, we'll become more forthcoming.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And one last question. Last conference call, there was some conversation around short-cycle work. How did that play out in the quarter, and what's your outlook in the current quarter?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. So, I think in the short-cycle business, what I would tell you is it was steady in the quarter. So, I don't think we had a tremendous change in our expectations from where it was in May. With the virus spiking in July and
August, early August, I think there were some impacts limited to the business, but I think we saw some. But that's all baked in to our outlook for the third quarter.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thank you.

Operator

Thank you. We have a question from Jon Lopez with Vertical Group. Your line is open.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Hey, good morning. Thanks so much.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Jon.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

How are you?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Just fine.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Good. Good. I got two and a half questions. The first one, I guess, I find myself still like a little confused by backlog. So, maybe I could just ask it this way. If we look at the greater than 12 months' number, it's still down sort of high-single digits. Is this because the customers are seeing these network stresses and all of the various things that we've been discussing, but just haven't yet put in place plans to deal with that? Or just how do we filter the sort of disparity, if you will, between those two things?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Jon, about 70% of revenue in every quarter, and I think also this quarter, is typically under master service agreements. And the way the backlog under master service agreement gets valued as we look backwards for 12 months, we take the monthly run rate, and we multiply that times the number of months remaining, right? And so, it is sensitive to the renewal cycles or it's sensitive to new awards. And so, from our perspective, to try to draw any conclusion – or any precise conclusions around customer demand in the near term or for any given quarter, based on the backlog that's calculated that way, has not been particularly effective in the past.

I mean, for example, we – we're going to book a reasonable amount of backlog on a contract we just we just got this morning, right? And if it had been booked three weeks ago, it would be included in this number. So, it's just not the way we think about backlog.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Got you. Okay. So, that argument is sort of it's timing-related, like this stuff is starting to come.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. As we renew a contract – so, remember, if we have a – we've had areas that we've served for decades.
Contracts come to an end. We renew them. And the period before they're renewed, there's no next 12 months' backlog. And the day we do renew them, there is 12 months of backlog.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Right. I got you.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, It's a calculation that's subject to timing.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Got you. Okay. My second question, I realize there's a lot of different factors that go into this. But I'm just going to ask the question this way. If we look at Verizon's CapEx for the first half of the calendar year, it's up quite a bit. If we look at your revenue with Verizon, it's down quite a bit. Can you just parse apart some of the dynamics at work there, and at what point would you expect some improvement with that customer?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Jon, a similar conversation to backlog. So, keep in mind, all of our customers, not any one in specific, recognize CapEx on a cash basis. And they have equipment that they purchase through the CapEx line that goes in and out of inventory. And so, on a short-term basis, it's pretty difficult to correlate their spending directly to our revenue line, right?

They're big companies. We don't work for them in all facets. Now, what I would tell you is there are times where what they spend in one half of a budget year, compared to the full-budget year, will impact the intensity with which they work in the second half of the year, as they reassess the priorities, as they look ahead to the next year.

But on any given year, our revenue with that particular customer has grown pretty dramatically over the last three years, but the CapEx has been essentially flat over the same period of time, which would tell you of the difficulties in using it as a tight statistical measure.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Got you. Really helpful. My last one, just coming back to the gross margin topic. I guess I want to ask it this way. You're already in the low – or I guess, very low 20s. If we look back historically, that number has gotten up a couple hundred basis points from here a couple of times. I guess the question is the current level does not yet incorporate the improvements from that large customer contract, like all else equal, doesn't that kind of argue that, that historical couple hundred basis-point lift from here is reasonable?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think what we've always said is that over the last couple years, if you control for that large customer program, we have been in the middle of our historical range around margins. I think this quarter, we were a little better. And we're going to work hard to continue the trend. Obviously, no guarantees, but we're encouraged.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Got you. Really helpful. Thanks for all the stats.

Operator

Thank you. [Operator Instructions] Our next question comes from Alan Mitrani with Sylvan Lake
Asset Management. Your line is open.

Alan Mitrani, Analyst, Sylvan Lake Asset Management

Thanks, guys. Just before we go ahead, do you mind giving us the rest of the top 10 customers and their percentages?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

So, Alan, they're on the – on slide 6, in the...

Alan Mitrani, Analyst, Sylvan Lake Asset Management

Okay.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

...in the presentation material. They are outlined there.

Alan Mitrani, Analyst, Sylvan Lake Asset Management

Fair enough. I'll look at that. And then, as it relates to gross margin, this follows on that last question, do you think all these issues that you've referenced regarding your large customer, Verizon, who's been challenging, will be finished by this calendar year – by this fiscal year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Alan, we don't, in total. But as we talked about in February and then again in May, and we're still probably comfortable with that, we see substantial progress by the end of this fiscal year. There may be one or two projects that extend beyond for some period of time, but we're actually encouraged that for the – particularly for one that's extended – extending, it's a better mix of work. And so, I think there's, at a high level, not a lot of change from when we spoke in May.

Alan Mitrani, Analyst, Sylvan Lake Asset Management

Okay. And then, just to run down the P&L. It seems like the – even though the revenues have come in from year-over-year, the SG&A has not so much. It came down a bit ex stock comp, it's slightly flattish or holding it flat. Do you think that these cost cuts that you put in, some of the head count taken out, will show up in SG&A? How – and like where was it in the quarter? Was it towards the middle of the quarter, beginning of the quarter? How should we think about that going forward on a run-rate basis?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Alan, the costs that we took out in April stayed out in the business. But we had better performance, and a number of our incentive plans are formula-driven. And so, they – the bonus expense reflected that increase in performance in the business. But when we look at G&A and strip out stock comp and that incentive compensation, we made real progress quarter-to-quarter.

Alan Mitrani, Analyst, Sylvan Lake Asset Management

Okay. And then, your PP&E has been dropping significantly, call it, since a year ago – or a year and change ago, it was $430 million, now it's down to $315 million. And I guess your other income went up as well. Do you – are you – I mean, even though you just got this new business, ae you getting rid of assets, selling some out, because you think you have enough? You're working them harder, or what's – can you just walk us through how that works relative to what the book of business could be in the next year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, Alan, we've always had a pretty routine replacement cycle. And that typically took advantage of the fact that we sell our used assets at a nice percentage of what we pay for them. Given the uncertainty and where our leverage levels were at the beginning of the year, or say, 12 months ago, we worked aggressively to make sure that we were managing our CapEx appropriately. And we've been able to do that without any increase in maintenance expense from last quarter to this quarter.

I think now that leverage is approaching target, kind of in that two area, we'll continue to look to grow organically.
And as we talked about earlier, we're going to spend some money this quarter on a new start-up. And we'll also look to our basic capital allocation framework that says we're going to fund growth in CapEx. And then, we're going to evaluate share repurchases versus deploying the capital through M&A.

And that was something that we were not aggressively looking at when we were at a leverage level that needed to come down. But now that we're approaching target, we have more capital allocation opportunities, and we also have more opportunities to revisit CapEx.

Alan Mitrani, Analyst, Sylvan Lake Asset Management

Great. Thank you.

Operator

Thank you. We have a follow-up from Adam Thalhimer with Thompson Davis. Your line is open.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Yeah, thanks. Steve, I wanted to ask, on the buyback, seems significant to me from the standpoint – I mean, we keep – all of us are asking about sustainability and margins, and when does the revenue turn positive, but I don't know, I kind of read the buyback announcement as that you feel confident in both.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, look, we – we've – let's face it, there hadn't been a lot of fun around here for a while. We had leverage that was at levels that was above target. We've done – the organization – this isn't me or Drew or Tim. The organization has done a great job over three quarters of taking leverage down $357 million. And that allows us to contemplate actions that will create value for shareholders that when the leverage was up, we were more constrained in what we could do.

And I think that's what the buyback shows. And as we talked about earlier, our EBITDA is up if our DSOs stay stable. And we're working hard to get them to improve, our free cash flow conversion goes up, then we generate cash. We're at a lower level on the revolver today. I think we're at $45 million less on the revolver today than we were at the end of last quarter. So, yes, we have some things we can do with the cash as it comes in.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then, a couple times in the Q&A session, and particularly when you – in one of your answers to
Noelle's question, you're referencing a large start-up or large program in the back, and I’m not sure I know what that is.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, besides the fact that we said that we just got notified of it today, and it's about 150-employee start-up this quarter with the core customer, and there'll be about $5 million of CapEx. And that's a good use of the cash flow that we've generated over the last three quarters.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And lastly, Drew, can you just – what's the interest expense we should be plugging in the model for the next few quarters?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. First of all, Adam, there's clearly lower rates out there right now, which is helpful. I think if you look at where the revolver ended up and there's a scheduled pay down on the term loan as well, if we can continue to generate cash flow and take down the revolver, I think you can just do the math from there.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. Appreciate...

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

I mean, there's really not much left on the convertible notes. We completed that – or those are down to $58 million or thereabout after the buyback in the quarter – last quarter.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. Thanks. Appreciate it.

Operator

Thank you. And there are no other questions in the queue. I'd like to turn the call back to Steve
Nielsen for any closing remarks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we thank everybody for joining the call. And we look forward to speaking to you again in November. Have a good day. Thank you.

Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect. Everyone, have a great day.